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                                                                    Exhibit 99.1

                                RIGHTS AGREEMENT

         This Rights Agreement (this "Agreement"), dated as of August 9, 2002, is by and between Waters Corporation (the "Company"), a Delaware corporation, and EquiServe Trust Company, N.A. (the "Rights Agent"), a national banking association.

         The Company's Board of Directors has declared a dividend of one preferred share purchase right (a "Right") in respect of each share of the Company's Common Stock outstanding of record as of the close of business, New York City time, on August 27, 2002 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share, upon the terms and subject to the conditions set forth in this Agreement, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date.

         The parties hereby agree as follows:

         1.     Certain Definitions.  For purposes of this Agreement:

         (a) "Acquiring Person" means any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but will not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding securities of the Company organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person will become an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company, and after such share purchases by the Company becomes the Beneficial Owner of any additional Common Shares of the Company, then such Person will be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Rights Agreement.

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                                     - 2 -

         (b)   "Adjustment Shares" shall have the meaning ascribed thereto in
(S)11(a)(ii) hereof.

         (c) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

         (d) A Person will be deemed the "Beneficial Owner" of and will be deemed to "beneficially own" any securities:

               (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase, or exchange, or (B) at any time prior to the occurrence of a Triggering Event, securities issuable upon exercise of Rights, or (C) from and after the occurrence of a Triggering Event, securities issuable upon exercise of Rights, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 23 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

               (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement, or understanding, whether or not in writing; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an oral or written agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding:
         (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
         Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company.

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                                      -3-

provided, however, that nothing in this paragraph (d) will cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         (e) "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Boston, Massachusetts are authorized or obligated by law or executive order to close.

         (f) "Close of Business" on any given date means 5:00 P.M., Boston time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 P.M., Boston time, on the next succeeding Business Day.

         (g) "Common Shares" when used with reference to the Company means the shares of common stock, par value $.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company means the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such other Person, or if such other Person is a Subsidiary of another Person, of the Person or Persons that ultimately control such first-mentioned Person and which have issued and outstanding such capital stock, equity securities, or equity interests.

         (h) "Distribution Date" has the meaning set forth in Section 3 hereof.

         (i) "Expiration Date" has the meaning set forth in Section 7(a) hereof.

         (j) "Final Expiration Date" has the meaning set forth in Section 7(a)(i) hereof.

         (k) "Person" means any individual, firm, corporation, partnership, limited liability company, trust, or other entity, and includes any successor (by merger or otherwise) of such entity.

         (l) "Preferred Shares" means shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company, having rights and preferences set forth in the Form of Certificate of Designations attached to this Rights Agreement as Exhibit A.

         (o) "Purchase Price" has the meaning set forth in Section 7(b) hereof.

         (p) "Record Date" has the meaning set forth in the preamble hereto.

         (q) "Redemption Date" has the meaning set forth in Section 7(a)(ii) hereof.

         (r) "Right" has the meaning set forth in the second paragraph hereof.

         (s) "Rights Certificate" shall have the meaning ascribed thereto in
Section 3(a) hereof.

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                                      -4-

         (t) "Section 7(e) Person" has the meaning set forth in Section 7(e) hereof.

         (u) "Section 11(a)(ii) Event" means any event described in Section 11(a)(ii) hereof.

         (v) "Section 13 Event" means any event described in clauses (x), (y), or (z) of Section 13(a) hereof.

         (w) "Security" has the meaning set forth in Section 11(d)(i) hereof.

         (x) "Shares Acquisition Date" means the first date of public announcement (which, for purposes of this definition, includes without limitation a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

         (y) "Subsidiary" of any Person means any other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such first-mentioned Person, or which is otherwise controlled by such first-mentioned Person.

         (z) "Summary of Rights" shall have the meaning ascribed thereto in
Section 3(b) hereof.

         (aa) "Triggering Event" means any Section 11(a)(ii) Event or any
Section 13 Event.

         (bb) "Voting Stock" means (i) the Common Shares of the Company, and
(ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution, or winding-up. Whenever any provision of this Agreement requires a determination of whether a number of shares of Voting Stock constituting a specified percentage of such Voting Stock has been voted, tendered, acquired, sold or otherwise disposed of, or a determination of whether a Person has offered or proposed to acquire a number of shares of Voting Stock constituting such specified percentage, the number of shares of Voting Stock constituting such specified percentage of Voting Stock will in every such case be deemed to be the number of shares of Voting Stock constituting the specified percentage of the Company's entire voting power then entitled to vote generally in the election of directors or then entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution, or winding-up.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, until the Distribution Date, will also be the holders of the Common Shares in accordance with Section 3 hereof) in accordance with the terms and conditions hereof; and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may

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                                      -5-

deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agents and any co-Rights Agents will be as the Company may determine.

         Section 3. Issue of Rights Certificates.

         (a)    Until the earlier of:

                (i) the close of business on the tenth (10/th/) Business Day after the Shares Acquisition Date; or

                (ii) the tenth (10/th/) Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer, the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares;

(including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earliest of such dates being herein referred to as the "Distribution Date"):

                (x)  no Right may be exercised;

                (y) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates will also be deemed to be certificates for Rights) and not by separate certificates; and

                (z) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Shares.

As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and if requested, the Rights Agent will send) by first-class, postage-prepaid mail or other appropriate means, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of the attached Exhibit B (collectively, "Rights Certificates"), evidencing

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                                      -6 -

one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by Rights Certificates.

         (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of the attached Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, or other appropriate means, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company or its transfer agent.

         With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto, and the registered holders of the Common Shares will also be the registered holders of the associated Rights. With respect to uncertificated Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the registration of the Common Shares in the Company's share register in the names of the holders thereof.

         Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, even without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         (c) Certificates issued for Common Shares (including without limitation certificates issued upon transfer or exchange of Common Shares) after the Record Date but prior to the earlier of the Distribution Date, the Redemption Date, the Expiration Date or the Final Expiration Date will be deemed also to be certificates for Rights and will have impressed, printed, or written thereon, or otherwise affixed thereto, the following legend:

         "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Waters Corporation and EquiServe Trust Company, N.A., dated as of August 9, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Waters Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Waters Corporation will mail to the registered holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, under certain circumstances, Rights held by Acquiring Persons (as defined in the Rights Agreement), or certain related Persons, and any subsequent holder of such Rights, may become null and void."

and, in the case of the initial transaction or subsequent periodic statements with respect to

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                                      -7-

uncertificated Common Shares, the following legend:

         "The registration in the share register of Waters Corporation of the shares of common stock to which this initial transaction or subsequent periodic statement relates also evidences and entitles the registered holder of such shares to certain rights as set forth in a Rights Agreement between Waters Corporation and EquiServe Trust Company, dated as of August 9, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Waters Corporation Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by such registration in the share register of Waters Corporation. Waters Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void."

         Until the Distribution Date, the Rights associated with Common Shares will be evidenced only by the certificates representing such Common Shares, and the surrender for transfer of any such certificate will also constitute the transfer of the Rights associated with the Common Shares represented thereby. However, with respect to such initial transaction or subsequent periodic statements containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares with respect to which such statements are issued shall be evidenced solely by the registration of ownership of such Common Shares in the share register of the Company, and the registration of transfer of ownership in such share register shall also constitute the transfer of the Rights associated with the Common Shares whose ownership is so transferred. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed cancelled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

         Notwithstanding anything to the contrary stated herein, no Rights Certificate shall be issued pursuant to this Section 3 that represents Rights "beneficially owned" by an Acquiring Person whose Rights would be void pursuant to Section 7(e) or any Associate or Affiliate of any such Acquiring Person; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to Section 7(e) shall be canceled.

         Section 4. Form of Rights Certificates. The Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) will be substantially in the form of the attached Exhibit B, and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may

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                                      -8-

deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or securities quotation system on or by which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 23 hereof, the Rights Certificates initially will entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as may be set forth therein at the price per one one-hundredths of a Preferred Share set forth therein, but the number of such one one-hundredths of a Preferred Share and the Purchase Price will be subject to adjustment as provided herein.

         Section 5. Countersignature and Registration. The Rights Certificates will be executed on behalf of the Company by such officer or officers who would be entitled to sign certificates representing Preferred Shares, either manually or by facsimile signature, may (but need not) have affixed thereto the Company's seal or a facsimile thereof, and may (but need not) be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates will be countersigned by the Rights Agent and will not be valid for any purpose unless so countersigned. If any officer of the Company who signed any Rights Certificate ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificate had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, will be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept books for registration and transfer of the Rights Certificates, showing the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each Rights Certificate.

         Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. Subject to the provisions of Sections 3(c), 4, 7(e), and 15 hereof, at any time after the close of business on the Distribution Date, and before the close of business on the Expiration Date, any Rights Certificate(s) may be transferred, split up, combined, or exchanged for one or more new Rights Certificates entitling the registered holder to purchase the same number of one one-hundredths of a Preferred Share as the Rights Certificate(s) surrendered then entitled such holder to purchase.

         Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate(s) will make such request in writing delivered to the Rights Agent, and will surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Rights Certificate until the registered holder

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                                      -9-

shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent will countersign and deliver to the Person entitled thereto one or more Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, split-up, combination, or exchange of Rights Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and in case of loss, theft, or destruction, of indemnity and/or security reasonably satisfactory to them, and at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

         (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or other securities) as to which the Rights are being exercised, at or prior to the earliest of (such earliest time being herein referred to as the "Expiration Date"):

               (i) the close of business on August 27, 2012 (the "Final Expiration Date");

               (ii) the time at which the Rights are redeemed as provided in
         Section 24 hereof (the "Redemption Date"); or

               (iii) the time at which such Rights are exchanged as provided in
         Section 25 hereof.

         (b) The Purchase Price for each one one-hundredth of a Preferred Share upon the exercise of a Right will initially be $120.00, will be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and will be payable in lawful money of the United States of America in accordance with
Section 7(c) hereof (the "Purchase Price").

         (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, in cash or by certified check, cashier's check, money order, or bank draft paid or payable to the order of the Company, the Rights Agent will thereupon promptly:

                  (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company, in its sole discretion, elects to deposit the Preferred Shares issuable upon conversion of the Rights hereunder into a depository, requisition from the depository agent depository receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts will be deposited by the transfer agent with the depository agent) and the Company will direct the depository agent to comply with such request;

                  (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof;

                  (iii) promptly after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

                  (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if, as, and when appropriate.

         (d) Subject to the provisions of Section 15 hereof, if the registered holder of any Rights Certificate exercises less than all of the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised will be issued by the Rights Agent to the registered holder of such Rights Certificate.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights acquired or beneficially owned by any:

                  (i) Acquiring Person or Associate or Affiliate of an Acquiring Person;

                  (ii) transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes such a transferee after the Acquiring Person becomes such; or

                  (iii) transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring

         Person becoming such and who receives such Rights pursuant to either
         (A) a transfer (regardless of whether for consideration) from such Acquiring Person, Associate, or Affiliate to holders of equity interests in such Acquiring Person, Associate, or Affiliate, or to any Person with whom such Acquiring Person, Associate, or Affiliate has any continuing oral or written plan, agreement, arrangement, or understanding regarding the transferred Rights, or (B) a transfer that the Board of Directors of the Company has determined is part of an oral or written plan, agreement, arrangement, or understanding that has as a primary purpose or effect avoidance of this Section 7(e);

(each Person described in the preceding clauses (i) through (iii) of this Section 7(e), a "Section 7(e) Person") will become null and void without any further action being required therefor, and no holder of such Rights will have any rights whatsoever with respect to such Rights, whether under this Agreement or otherwise.

         The Company will use reasonable efforts to insure that the provisions of this Section 7(e) and Sections 3(c) and 4 hereof are complied with, but will have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make or erroneous making of any determination with respect to an Acquiring Person, Affiliate or Associate of an Acquiring Person, or transferee of any such Person.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise will have been properly completed and duly executed by the registered holder thereof and the Company will have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange will, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, will be cancelled by it; and no Rights Certificates will be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all cancelled Rights Certificates to the Company, or at the written request of the Company, will destroy such cancelled Rights Certificates and certify such destruction to the Company.

         Section 9. Reservation and Availability of Preferred Shares.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares (or other securities) sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 of this Agreement.

         (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares or other securities delivered upon due exercise of Rights and payment of the purchase price therefor will be duly and validly authorized and issued, fully paid, and nonassessable at the time of delivery of the certificates for such Preferred Shares or other securities.

         (c) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares or other securities upon the exercise of Rights. The Company will not, however, be required to pay any transfer tax payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for the Preferred Shares or other securities in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise; or to issue or to deliver any certificates or depository receipts for Preferred Shares or other securities upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         (d) The Company may temporarily suspend the exercisability of the Rights in order to prepare and file any registration statement as may be required to be filed pursuant to applicable law with respect to securities purchasable upon exercise of the Rights. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company will thereafter issue a public announcement at such time as the suspension is no longer in effect.

         Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares (or other securities) is issued upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Preferred Shares (or other securities) represented thereby on, and such certificate will be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or other securities) transfer books of the Company are closed, such Person will be deemed to have become the record holder of such shares on, and such certificate will be dated, the next succeeding Business Day on which the Preferred Shares (or other securities) transfer books of the Company are open.

         Until a Rights Certificate has been duly exercised, the holder thereof will not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights may be exercisable (including without limitation the rights to vote and to receive dividends and other distributions) and will not be entitled to receive any notice of any proceedings of the Company, except as specifically provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) Except as otherwise provided in this Section 11(a) and in Section 7(e), if the Company at any time after the date of this Agreement (A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivides the outstanding Preferred Shares, (C) combines the outstanding Preferred Shares into a smaller number of shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, each will be proportionately adjusted so that the holder of any Right duly exercised after such applicable time will be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such applicable time and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification; provided, however, that in no event will the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Subject to Section 25 of this Agreement, if any Person becomes an Acquiring Person then, and in each such case, proper provision will be made promptly so that, following the Distribution Date, each holder of a Right, except as provided in Section 7(e) hereof, will have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as is equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which following such first occurrence will thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares, the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of
         Section 13 hereof will apply and no adjustment will be made pursuant to this Section 11(a)(ii). If any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

                (iii) If the number of Common Shares that are authorized by the Company's certificate of incorporation (as amended and in effect as of the relevant time) but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), then the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. If the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, then the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

         (b) If the Company fixes a record date for the issuance of rights, options, or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same or more favorable rights, privileges, and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which will be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which will be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event will the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which will be in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) If the Company fixes a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash, evidences of indebtedness, or other assets (other than a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in
Section 11(b) hereof), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which will be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the cash, evidences of indebtedness, or other assets so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which will be such current per share market price of the Preferred Shares; provided, however, that in no event will the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

               (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any Security (a "Security" for the purpose of this Section 11(d)(i)) on any date will be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination, or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day will be the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange ("NYSE"), or if the Security is not listed or admitted to trading on the NYSE as reported in the principal consolidated transaction reporting system with respect to securities listed on the American Stock Exchange or other principal national securities exchange on which the Security is listed or admitted to trading, or if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq Automated Quotations System or such other system then in use, or if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" means a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                     (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares will be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" means the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

         (e) Subject to the final sentence of this Section 11(e), no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one-millionth of a Preferred Share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised will become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), (e), (h) through (k), and (m), and the provisions of Sections 7, 9, 10, 13, 14, and 15 with respect to the Preferred Shares will apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h)  Unless the Company has exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and

(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share (calculated to the nearest one millionth of a Preferred Share) covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, will be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company as promptly as practicable will cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders will be entitled as a result of such adjustment, or at the Company's option, will cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share that were expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredths of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company will take any corporate action that may be necessary, in the opinion of its counsel, in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

         (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company will deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion determines to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, stock dividends, or issuance of rights, options, or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares will not be taxable to such stockholders.

         (n) If at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made pursuant to Sections 11 or 13 hereof, the Company will promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or if prior to the Distribution Date, to each holder of a certificate representing Preferred Shares) in accordance with
Section 27 hereof. The Rights Agent may rely on such certificate without further inquiry and may assume that no such adjustment has been made unless and until it will have received such certificate.

         Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power of the Company.

         (a)  If, following the Shares Acquisition Date, directly or indirectly:

              (x) the Company consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 14(b) hereof), and the Company is not the continuing or surviving corporation of such consolidation or merger;

              (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 14(b) hereof) consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger, and in connection with such merger, all or part of the Common Shares will be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property;

              (z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than to the Company or one or more of its Subsidiaries, in one or more transactions that complies with Section 14 hereof);

then, and in each such case, proper provision will be made so that (i) following the Distribution Date, and subject to Section 7(e) hereof, each holder of a Right will have the right to receive, upon the exercise thereof, at a price equal to the then current Purchase Price (as determined in accordance with clause (2), below, of this sentence) multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of freely tradable Common Shares of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances, and other adverse claims, as is equal to the result obtained by
(1) multiplying the then current Purchase Price (as determined in accordance with clause (2), below, of this sentence) by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred, prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which following the first occurrence of a Section 13 Event, will be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party will thereafter be liable for, and will assume, by virtue of such consolidation, merger, sale, or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof will apply to such Principal Party; and (iv) such Principal Party will take such steps (including without limitation the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof will thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

         (b)   "Principal Party" means

               (i)   in the case of any transaction described in clause (x) or
         (y) of the first sentence of subsection (a) of this Section 13, the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger of consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

               (ii) in the case of any transaction described in clause (z) of the first sentence of paragraph (a) of this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Securities Exchange Act of l934, as amended (the "Exchange Act"), and such Person is a direct or indirect subsidiary or Affiliate of another Person, then "Principal Party" will refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" will refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in the preceding clauses (1) and (2) will apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain will bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company will not consummate any such consolidation, merger, sale or transfer unless the Principal Party has a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale, or transfer first execute and deliver to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing
that, as soon as practicable after the date of any Section 13 Event, the Principal Party at its own expense will:

                  (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon the exercise of the Rights, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus meeting the requirements of the Securities Act) until the Expiration Date;

                  (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary;

                  (iii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on Nasdaq; and

                  (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates, which financial statements comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers. If a Section 13 Event occurs at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised will thereafter become exercisable solely in the manner described in paragraph (a) of this Section 13.

         Section 14.    Additional Covenants.

         (a) The Company covenants and agrees that it will not at any time after the Distribution Date (i) consolidate with, (ii) merge with or into, or
(iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, to any other Person, if at the time of or after such consolidation, merger, or sale there are any charter or by-law provisions or any rights, warrants, or other instruments outstanding or any other action taken or circumstances existent (whether as to the Company or any other Person) that would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company will not consummate any such consolidation, merger, or sale unless the Company and such other Person first execute and deliver to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

         (b) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 24 or Section 28 hereof, take any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 15.    Fractional Rights and Fractional Shares.

         (a) The Company will not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(i), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there will be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day will be the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE, or if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NYSE or such other system then in use, or if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company will be used.

         (b) The Company will not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredths of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredths of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredths of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredths of a Preferred Share, the Company will pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 15(b), the current market value of a Preferred Share will be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         Section 16. Rights of Action. Excepting the rights of action given to the Rights Agent under Section 19 hereof, all rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Holders of Rights will be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

         Section 17. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly indorsed or accompanied by a proper instrument of transfer;

         (c) subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.


         Section 18. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate will be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions hereof.

         Section 19. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising directly therefrom.

         The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and if necessary, verified or acknowledged, by the proper Person or Persons.

         Section 20. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent may be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates will have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, will be bound:

         (a) The Rights Agent may consult with legal counsel reasonably acceptable to the Company (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including without limitation the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, President, any Vice President, the Treasurer, or the Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith, or willful misconduct.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or for the manner, method, or amount of any adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 12 describing any such adjustment); nor will it be responsible for any determination by the Board of Directors of the Company of the current market value of the Rights, Common Shares or Preferred Shares; nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares, Common Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares, Common Shares or other securities will, when issued, be validly authorized and issued, fully paid, and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President, any Vice President, the Treasurer, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action will be taken or such omission will be effective. The Rights Agent will not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date will not be less than ten (10) Business Days after the date the Chief Executive Officer, President, any Vice President, the Treasurer, or the Secretary of the Company actually receives such application, unless any such officer of the Company consents in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent receives written instructions in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein will preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any the act, default, neglect, or misconduct of any such attorney or agent, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement will require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there will be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certification attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause l and/or 2 thereof, the Rights Agent will not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' prior notice in writing to the Company and to each transfer agent of the Common Shares or Preferred Shares in accordance with Section 27 hereof, and to the holders of the Rights Certificates by first-class mail at the expense of the Company. In the event the agent relationship between the parties hereto terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company.

         The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' prior notice in writing sent to the Rights Agent or successor Rights Agent, as the case may be, and each transfer agent of the Common Shares or Preferred Shares in accordance with Section 27 hereof, and to the holders of the Rights Certificates by first-class mail.

         If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who will, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.

         Any successor Rights Agent, whether appointed by the Company or by a court, will be an entity organized and doing business under the laws of the United States or any state of the United States (so long as such entity is in good standing), and which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority, and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 22, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 23. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company at its option may issue new Rights Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

         Section 24.  Redemption.

         (a) The Rights may be redeemed by action of the Board of Directors pursuant to paragraph (b) of this Section 24, and will not be redeemed in any other manner.

         (b) The Board of Directors of the Company may, at its option, by a vote of two-thirds of the Directors then in office, at any time prior to the earliest of (x) the close of business on the tenth (10th) day following a Shares Acquisition Date, or (y) 5:00 p.m., E.S.T., on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish.

         (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (b) of this
Section 24, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. The Company will promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of such redemption. Within 10 days after such action ordering the redemption of the Rights pursuant to paragraph (b) or (c), as the case may be, the Company will mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent, or prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice mailed in the manner herein provided will be deemed duly given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price of the Common Shares as of the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Notwithstanding anything contained in this Agreement to the contrary, the Rights will not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption under Section 24(b) has expired.

         Section 25.  Exchange.

         (a) The Company's Board of Directors, at its option, at any time after the occurrence of a Section 11(a)(ii) Event, may exchange all or part of the then outstanding and exercisable Rights (which will not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Company's Board of Directors may not effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

         (b) Immediately upon the action of the Company's Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 25, and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company will promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. The Company promptly will mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

         (c) If there are not sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 25, the Company will take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. If the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

         (d) The Company will not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company will pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share will be the closing price of a Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 25.

         Section 26.  Notice of Certain Events.

         (a) In case the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares, (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights, or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution, or winding-up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company will give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding-up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice will be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever will be the earlier.

         (b) If a Section 11(a)(ii) Event shall occur, (i) the Company will as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of the occurrence of such event (and the Rights Agent shall at the Company's reasonable request assist the Company in effecting such notice), which notice will describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Shares will be deemed thereafter to refer to Preferred Shares or, if appropriate, other securities.

         Section 27. Notices. Any notice or demand authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company will be sufficiently given or made if sent by reputable overnight courier or by registered, certified, or first-class mail, postage or delivery charges prepaid and addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Waters Corporation
                  34 Maple Street
                  Milford, MA 01757
                  Attn:  President

         with a copy to:

                  Victor J. Paci, Esq.
                  Bingham McCutchen LLP
                  150 Federal Street
                  Boston, Ma  02110
                  Tel:  (617) 951-8000
                  Fax:  (617) 951-8736

         Any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent will be sufficiently given or made if sent by reputable overnight courier or by registered, certified, or first-class mail, postage or delivery charges prepaid and addressed (until another address is filed in writing with the Company) as follows:

                  EquiServe Trust Company, N.A.
                  150 Royall Street
                  Canton, MA 02021
                  Attn: General Counsel
                  Tel:  (781) 575-2000
                  Fax:  (781) 575-4210

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate or certificate representing Common Shares or Preferred Shares will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 28. Supplements and Amendments. Prior to the Distribution Date, if the Company so directs, the Company and the Rights Agent will supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Preferred

Shares. From and after the Distribution Date, if the Company so directs, the Company and the Rights Agent will supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that will not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person).

         Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 30. Benefits of this Agreement. Nothing in this Agreement will be construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Shares).

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

         Section 32. Governing Law. This Agreement and each Rights Certificate issued hereunder will be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same agreement.

         Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof.


                 [ Remainder of Page Intentionally Left Blank ]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, as an agreement under seal, as of the date first above written.

                                         WATERS CORPORATION



                                         By:  /s/ John Ornell
                                              -------------------------------
                                         Name: John Ornell
                                         Title:  Vice President, Finance and
                                                   Administration and Chief
                                                   Financial Officer

                                         EQUISERVE TRUST COMPANY, N.A.,
                                         as Rights Agent



                                         By:  /s/ Margaret Prentice
                                              -------------------------------
                                         Name:    Margaret Prentice
                                         Title:   Managing Director

                                                                       Exhibit A

                       FORM OF CERTIFICATE OF DESIGNATIONS

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                               WATERS CORPORATION

        (Pursuant to Section 151 of the Delaware General Corporation Law)

              Waters Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the DGCL at a meeting duly called and held on August 9, 2002:

RESOLVED:          That pursuant to Article Fourth, Section A of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors hereby establishes a series of Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the preferences, voting powers, qualifications and special or relative rights or privileges thereof, as follows:

              Series A Junior Participating Preferred Stock:

              Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 4,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series A Preferred Stock.

              Section 2. Dividends and Distributions.

              (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, and subject to the terms of any financing arrangement to which the Company is then a party, the holders of shares of Series A Preferred Stock, in preference to the holders of the Common Stock of the Corporation, par value $.01 per share ("Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

              Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

              (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

              Section 4. Certain Restrictions.

              (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

              Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

              Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $120.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

              Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

              IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice President, Finance and Administration and Chief Financial Officer as of August ___, 2002.

                                                 WATERS CORPORATION


                                                 By:__________________________

                                                                       Exhibit B

                           Form of Rights Certificate

Certificate No. R-___                              ________ Rights

         NOT EXERCISABLE AFTER AUGUST 27, 2012, OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               Rights Certificate

                               WATERS CORPORATION

         This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of August 9, 2002 (the "Rights Agreement"), by and between Waters Corporation (the "Company"), a Delaware corporation, and EquiServe Trust Company, N.A., a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 P.M., Boston time, on August 27, 2012, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent designated for such purpose, one one-hundredth of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $120.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number of Rights and Purchase Price as of August 27, 2002, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, may be surrendered at the principal office of the Rights Agent in exchange for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase the same aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $0.001 per Right, or (ii) may be exchanged in whole or in part by the Company, at its option, for the appropriate number of one one-hundredths of a Preferred Share.

         Fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby.

         No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of any Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

         This Rights Certificate will not be valid or obligatory for any purpose until it is countersigned by the Rights Agent.

         Dated as of August __,2002.

                                            WATERS CORPORATION

                                            By:_____________________________
                                            Name:
                                            Title:

Countersigned:

____________________________________


By:_________________________________
Name:
Title:

                  [Form of Reverse Side of Rights Certificate ]

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED_____________________________________________________
hereby sells, assigns, and transfers to ________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)
________________________________________________________________________________
this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________ as attorney, to transfer the within Rights Certificate on the books of Waters Corporation, with full power of substitution.

Dated: _____________, _____                   __________________________________
                                                          (Signature)

Medallion Signature Guaranty:

________________________________________________________________________________

                            Assignment Certification

         The undersigned hereby certifies by checking the appropriate boxes that:

         (l) The Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such term is defined pursuant to the Rights Agreement);

         (2) After due inquiry and to the best knowledge of the undersigned, he, she, or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, _____                 ____________________________________
                                                        (Signature)

                                     Notice

         The signatures to the foregoing Assignment and Certification must correspond exactly to the name of the registered owner hereof, as written upon the face of this Rights Certificate, without any change whatsoever.

________________________________________________________________________________


                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Rights Certificate.)

To  WATERS CORPORATION:

         The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or fractions thereof or such other securities of the Company or of any other person) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:___________________________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________



         (If the above number of Rights is not all of the Rights evidenced by this Rights Certificate, then a new Rights Certificate for the balance remaining of such Rights will be registered and returned to the undersigned.)

Dated: _____________, _____                  ___________________________________
                                                          (Signature)


Medallion Signature Guaranty:

________________________________________________________________________________


                             Election Certification

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) The Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any Acquiring Person (as such terms are defined pursuant to the Rights Agreement).

         (2) After due inquiry and to the best knowledge of the undersigned, he, she, or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is or was an Acquiring Person or an Affiliate or Associate of any Acquiring Person.

Dated: _____________, _____                  ___________________________________
                                                          (Signature)

________________________________________________________________________________


                                     NOTICE

         The signatures in the foregoing Election to Purchase and Certification must correspond exactly to the name of the registered owner hereof, as written upon the face of this Rights Certificate, without any change whatsoever.

         In the event the certification set forth above in the Assignment or the Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C

                                SUMMARY OF RIGHTS

         On August 9, 2002, the Board of Directors of Waters Corporation (the "Company") declared a dividend of one fractional preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company. The dividend is payable on August 27, 2002 (the "Record Date") to the stockholders of record on that date. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, par value $.01 per share (the "Preferred Shares"), at a price of $120.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment or substitution of other securities of the Company in place of the Preferred Shares. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and EquiServe Trust Company, N.A., a national banking association, as Rights Agent (the "Rights Agent").

         Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights certificates will be distributed. Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares (the date of such an announcement being a "Shares Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (in either case, (i) or (ii), the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates together with a copy of this Summary of Rights.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 27, 2012 (the "Final Expiration Date"), unless the Rights are earlier redeemed by the Company, as described below.

         If any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. Upon occurrence of any of the events described in the immediately preceding sentence, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void. At any time after the occurrence of any such event and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         If, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Shares are exchanged or changed, or 50% or more of the Company's consolidated assets or earning power are sold (in one transaction or a series of transactions), proper provision will be made so that each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right.

         At any time prior to the earlier of (i) the tenth day after a Shares Acquisition Date, or (ii) the expiration of the Rights, the Board of Directors may redeem the Rights (other than Rights owned by such person or group which have become void), in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights

Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.